Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Davi Skin, Inc. for the quarter ended June 30, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)          the Quarterly Report on Form 10-QSB of Davi Skin, Inc. for the quarter ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, fairly presents in all material respects, the financial condition and results of operations of Davi Skin, Inc.

By:	/s/Joseph Spellman
Name :	Joseph Spellman
Title :	Principal Executive Officer,
and Director
Date	August 8, 2006

By:	/s/Theodore Lanes
Name :	Theodore Lanes
Title :	Chief Financial Officer
Date	August 8, 2006